                                                                  Exhibit 10(a)

                                STANDARD SUBLEASE

                   American Industrial Real Estate Association

   1. PARTIES. This Sublease, dated, for reference purposes only, May 3, 1995, is made by and between Birtcher Medical Systems, Inc., a California corporation (herein called "Sublessor") and Rainbow Technologies, Inc., a Delaware corporation (herein called "Sublessee").

   2. PREMISES. Sublessor hereby subleases to Sublessee and Sublessee hereby subleases from Sublessor for the term, at the rental, and upon all of the conditions set forth herein, that certain real property situated in the County of Orange, State of California commonly known as 50 Technology Drive, Irvine Spectrum, Irvine, CA and described as a building consisting of approximately 55,872 square feet located at the Lakeview Business Park.

   Said real property, including the land and all improvements thereon, is hereinafter called the "Premises".

   3. TERM.

         3 1 TERM. The term of this Sublease shall be for five (5) years , and three (3) months commencing on June 1, 1995 and ending on August 22, 2000 unless sooner terminated pursuant to any provision hereof

         3 2 DELAY IN COMMENCEMENT. Notwithstanding said commencement date, it for any reason Sublessor cannot deliver possession of the Premises to Sublessee on said date, Sublessor shall not be subject to any liability therefore, nor shall such failure affect the validity of this lease or the obligations of Sublessee hereunder or extend the term hereof, but in such case Sublessee shall not be obligated to pay rent until possession of the Premises is tendered to Sublessee, provided, however, that if Sublessor shall not have delivered possession of the Premises within sixty (60) days from said commencement date, Sublessee may, at Sublessee's option, by notice in writing to Sublessor within ten (10) days thereafter, cancel this Sublease,in which event the parties shall be discharged from all obligations thereunder. If Sublessee occupies the Premises prior to said commencement date, such occupancy shall be subject to all provisions hereof, such occupancy shall not advance the termination date and Sublessee shall pay rent for such period at the initial monthly rates set forth below.

   4. RENT. Sublessee shall pay to Sublessor as rent for the Premises equal monthly payments of $ 40,000, in advance, on the lst day of each month of the term hereof.

   Sublessee shall pay Sublessor upon the execution hereof $40,0000 as rent for June l, 1995 through June 30, 1995 (first month's rent).

   Rent for any period during the term hereof which is for less than one month shall be a prorata portion of the monthly installment. Rent shall be payable in lawful money of the United States to Sublessor at the address stated herein or to such other persons or at such other places as Sublessor may designate in writing.

   5. SECURITY DEPOSIT. Sublessee shall deposit with Sublessor upon execution hereof $40,000.00 as security for Sublessees faithful performance of Sublessee's obligations hereunder. If Sublessee fails to pay rent or other charges due hereunder, or otherwise defaults with respect to any provision of this Sublease, Sublessor may use, apply or retain all or any portion of said deposit for the payment of any rent or other charge in default or for the payment of any other sum to which Sublessor may become obligated by reason of Sublessee's default, or to compensate Sublessor for any loss or damage which Sublessor may suffer thereby. If Sublessor so uses or applies all or any portion of said deposit, Sublessee shall within ten (10) days after written demand therefore deposit cash with Sublessor in an amount sufficient to restore said deposit to the full amount here and above stated and Sublessee's failure to do so shall be a material breach of this Sublease. Sublessor shall not be required to Keep said deposit separate from its general accounts. If Sublessee performs all of Sublessee's obligations hereunder, said deposit, or so much thereof as has not theretofore been applied by Sublessor, shall be returned, without payment of interest or other increment for its use to Sublessee (or at Sublessor's option, to the last assignee, if any, of Sublessee's interest hereunder) at the expiration of the term hereof, and after Sublessee has vacated the Premises. No trust relationship is created herein between Sublessor and Sublessee with respect to said Security Deposit.

         6 1 USE The Premises shall be used and occupied only for see Item 12 of the Master Lease.


         6 2 COMPLIANCE WITH LAW.

         (a) Sublessor warrants to Sublessee that the Premises, in its existing state but without regard to the use for which Sublessee will use the premisis, does not violate any applicable building code regulation or oradinance at the time that this Sublease is executed. In the event, that it is determined that this warranty has been violated, then it shall be the obligation of the Sublessor, after written notice from Sublessee, to promptly at Sublessor's sole cost and expense, rectify any such violation. In the event that Sublessee does not give to Sublessor written notice of the violation of this warranty within one year from the commencement of the term of this sublease, it shall be conclusively deemed that such violation did not exist and the correction of the same shall be the obligation of the Sublessee.

         (b) Except as provided in paragraph 6.2 (a), Sublessee shall, at Sublessee's expense, comply promptly with all applicable statutes ordinances, rules regulations, orders, restrictions of record, and requirements in effect during the term or any part of the term hereof regulating the use by Subessee of the Premses. Sublessee shall not use or permit the use of the Premises in any manner that will tend to create waste or a nuisance or, if there shall be more than one tenant of the building containing the Premises, which shall tend to disturb such other tenants.

         6.3  CONDITION OF PREMISES.                 See Addendum Section 6.3.


   7.  MASTER LEASE

         7.1 Sublessor is the Lessee of the Premisis by virtue of a Lease, hereinafter referred to as the "Master Lease" a copy of which is attached hereto marked Exhibit 1, dated March 16, 1990, wherein the Irvine Company is the Lessor, hereinafter referred to as the "Master Lessor".

         7.2 This Sublease is and shall be at all times subject and subordinate to the Master Lease.

         7.3 The terms, condition and respective obligations of Sublessor and Sublessee to each other under this Sublease, shall be the terms and condition of the Master Lease, except for those provisions of the Master Lease which are directly contradicted by this Sublease, in which event the terms of this Sublease document shall control over the Master Lease. Therefore, for the purposes of this Sublease, wherever in the Master Lease the word "Landlord" is used, it shall be deemed to mean the Sublessor herein and wherever in the Master Lease "Tenant" it shall be deemed to mean the Sublessee herein.

         7.4 During the term of this Sublease and for all periods subsequent for obligations which have arisen prior to the termination of this Sublease, Sublessee does hereby expressly assume and agree to perform and comply with, for the benefit of Sublessor and Master Lessor, each and every obligation of Sublessor under the Master Lease, except for the following paragraphs which are excluded therefrom. Article 1-2, 3, 4, 7, 8, 9, 11, 13, 14, and Sections 3.2, 3.3, 3.4, 3.5, 3.6, 4.1, 4.2, 4.7, and Section Six, Exhibits C, D, E,
   Lease Riders #1, 5, 8, and Work Letter Riders #5, 6, and First, Second, Third and Fourth Amendments to the Lease.

         7.5 The obligations that Sublessee has assumed under Paragraph 7.4 hereof and hereinafter referred to as the "Sublessee's Assumed Obligations". The obligations that Sublessee has not assumed under Paragraph 7.4 hereof are hereinafter referred to as the "Sublessor's Remaining Obligations".

         7.6 Sublessee shall hold Sublessor free and harmless of and from all liability, judgments, costs, damages, claims or demands, including reasonable attorneys fees, arising out of Sublessee's failure to comply with or perform Sublessee's Assumed Obligations.

         7.7 Sublessor agrees to maintain the Master Lease during the entire term of this Sublease, subject, however, to any earlier termination of the Master Lease without the fault of the Sublessor, and to comply with or perform Sublessor's Remaining Obligations and to hold Sublessee free and harmless of and from all liability, judgments, costs, damages, claims or demands arising out of Sublessor's failure to comply with or perform Sublessor's Remaining Obligations.

         7.8 Sublessor represents to Sublessee that the Master Lease is in full force and effect and that no default exists on the part of any parts to the Master Lease.

   8  ASSIGNMENT OF SUBLEASE AND DEFAULT.

         8.1 Sublessor hereby assigns and transfers to Master Lessor the Sublessor's interest in this Sublease and all rentals and income arising therefrom, subject however to terms of Paragraph 8 2 hereof.

         8.2 Master Lessor, by executing this document, agrees that until a default shall occur in the performance of Sublessor's Obligations under the Master Lease, that Sublessor may receive, collect and enjoy the rents accruing under this Sublease. However, if Sublessor shall default in the performance of its obligations to Master Lessor then Master Lessor may, at its option, receive and collect, directly from Sublessee, all rent owing and to be owed under this Sublease. Master Lessor shall not, by reason of this assignment of the Sublease nor by reason of the collection of rents from the Sublessee, be deemed liable to Sublessee for any failure of the Sublessor to perform and comply with Sublessor's Remaining Obligations.

         8.3 Sublessor hereby irrevocably authorizes and directs Sublessee, upon receipt of any written notice from the Master Lessor stating that a default exists in the performance of Sublessor's obligations under the Master Lease, to pay to Master Lessor the rents due and to become due under the Sublease. Sublessor agrees that Sublessee shall have the right to rely upon any such statement and request from Master Lessor, and that Sublessee shall pay such rents to Master Lessor without any obligation or right to inquire as to whether such default exists and notwithstanding any notice from or claim from Sublessor to the contrary and Sublessor shall have no right or claim against Sublessee for any such rents so paid by Sublessee.

         8.4 No changes or modifications shall be made to this Sublease without the consent of Master Lessor.

   9.  CONSENT OF MASTER LESSOR.

         9.1 In the event that the Master Lease requires that Sublessor obtam the consent of Master Lessor to any subletting by Sublessor then, this Sublease shall not be effective unless, on or before May 26, 1995 Master Lessor signs this Sublease thereby giving its consent to this Subletting.

         9.2 In the event that the obligations of the Sublessor under the Master Lease have been guaranteed by third parties then this Sublease,nor the Master Lessor's consent, shall not be effective unless, within 10 days of the date hereof, said guarantors sign this Sublease thereby giving guarantors consent to this Sublease and the terms thereof.

         9.3 In the event that Master Lessor does give such consent then:

                  (a) Such consent will not release Sublessor of its obligations or alter the primary liability of Sublessor to pay the rent and perform and comply with all of the obligations of Sublessor to be performed under the Master Lease.

                  (b) The acceptance of rent by Master Lessor from Sublessee or any one else liable under the Master Lease shall not be deemed a waiver by Master Lessor of any provisions the Master Lease.

                  (c) The consent to this Sublease shall not constitute a consent to any subsequent subletting or assignment.

                  (d) in the event of any default of Sublessor under the Master Lease, Master Lessor may proceed directly against Sublessor, any guarantors or any one else liable under the Master Lease or this Sublease without first exhaustmg Master Lessor's remedies against any other person or entity liable thereon to Master Lessor.

                  (e) Master Lessor may consent to subsequent sublettings and assignments of the Master Lease or this Sublease or any amendments or moditications thereto without notifying Sublessor nor any one else liable under the Master Lease and without obtaining their consent and such action shall not relieve such persons from liability.

                  (f) In the event that Sublessor shall default in its obligations under the Master Lease, then Master Lessor, at its option and without being obligated to do so, may require Sublessee to attorn to Master Lessor in which event Master Lessor shall undertake the obilgations of Sublessor under this Sublease from the time of the exercise of said option to termination of this Sublease but Master Lessor shall not be liable for any prepay rents nor any security deposit paid by Sublessee, nor shall Master Lessor be liable for any other defaults of the Sublessor under the Sublease.

         9.4 The signatures of the Master Lessor and any Guarantors of Sublessor at the end of this document shall constitute their consent to the terms of this Sublease.

         9.5 Master Lessor acknowledges that, to the best of Master Lessor's knowledge, no default presently exists under the Master Lease of obligations to be performed by Sublessor and that the Master Lease is in full force and effect.

         9.6 In the event that Sublessor defaults under its obligations to be performed under the Master Lease by Sublessor, Master Lessor agrees to deliver to Sublessee a copy of any such notice of default. Sublessee shall have the right to cure any default of Sublessor described in any notice of default within ten days after service of such notice of default on Sublessee. If such default is cured by Sublessee then Sublessee shall have the right of reimbursement and offset from and against Sublessor.

   10.  BROKERS FEE.

         10.1 Upon execution hereof by all parties, Sublessor shall pay to Cushman & Wakefield of California, Inc. a licensed real estate broker, (herein called "Broker"), a fee as set forth in a separate agreement between Sublessor and Broker, or in the event there is no separate agreement between Sublessor and Broker, the sum of $134,200.00 for brokerage services rendered by Broker to Sublessor in this transaction. Cushman & Wakefield will pay to Grubb & Ellis Company $73,200.00 of the $134,200.00.

         10.2 Sublessor agrees that it Sublessee exercises any option or right of first refusal granted by Sublessor herein, or any option or right substantially similar thereto, either to extend the term of this Sublease, to renew this Sublease, to purchase the Premises, or to lease or purchase adjacent property which Sublessor may own or in which Sublessor has an interest, or if Broker is the procuring cause of any lease, sublease, or sale pertaining to the Premises or any adjacent property which Sublessor may own or in which Sublessor has an interest, then as to any of said transactions Sublessor shall pay to Broker a fee, in cash, in accordance with the schedule of Broker in effect at the time of the execution this Sublease. Notwithstanding the foregoing, Sublessor's obligation under this Paragraph 10 2 is limited to a transaction in which Sublessor is acting as a Sublessor, lessor, or seller.

   11. ATTORNEY'S FEES. If any party or the Broker named herein brings an action to enforce the terms hereof or to declare rights hereunder, the prevailing party in any such action, on trial and appeal, shall be entitled to his reasonable attorney's fees to be paid by the losing party as fixed by the Court. The provision of this paragraph shall inure to the benefit of the Broker named herein who seeks to enforce a right hereunder.

   12. ADDITIONAL PROVISIONS. [if there are no additional provisions draw a line from this point to the next printed word after the space left here. If there are additional provisions place the same here.]

         SEE ATTACHED ADDENDUM FOR ADDITIONAL PROVISIONS

         It this Sublease has been filled in it has been prepared for submission to your attorney for his approval. No representation or recommendation is made by the real estate broker or its agents or employees as to the legal sufficiency, legal effect, or tax consequences of this Sublease or the transaction relating thereto.

   Executed at                                Birtcher Medical Systems
   on ______________________                  a California corporation

   Execited at                                "Sublessor"
                                              Rainbow Technologies, Inc.
                                              a Delaware corporation

   9292 Jeronimo Road
   Irvine,  CA  92718

                                              The Irvine Company

   550 Newport Center Drive
   Newport Beach, CA       92660

CONSENT TO SUBLETTING

I.  PARTIES AND DATES.

         This Consent to Subletting ("Consent") dated May 31, 1995, is by and between THE IRVINE COMPANY, a Michigan corporation ("Landlord"), BIRTCHER MEDICAL SYSTEMS, INC., a California corporation ("Tenant"), and RAINBOW TECHNOLOGIES INC., a Delaware corporation ("Subtenant").

II.  RECITALS.

         Landland and Tenant are parties to a standard form space lease dated March 16, 1990, as amended by a First Amendment to Lease dated February 26, 1991 (collectively the "Lease"), for certain space located at 50 Technology Drive, Irvine, California ("Premises").

         The Lease contains provisions which require, among other things, Tenant to obtain Landlord's consent to any subletting of the Premises. Tenant has requested Landlord to consent to a subletting of the Premises to Subtenant.

III.  CONSENT TO SUBLETTING.

         For valuable consideration including Tenant's and Subtenant's agreement to the provisions of this Consent, Landlord consents to a subletting to Subtenant of approximately 55,872 rentable square feet of the Premises. Tenant and Subtenant agree that this Consent is conditioned upon their agreement that:

         A. The sublease agreement ("Sublease") between Tenant and Subtenant is expressly subject to the provisions of the Lease, a copy of which Subtenant acknowledges it has received.

         B. Tenant will deliver a copy of the Sublease to Landlord within five
(5) business days of Landlord's request, provided that if the Sublease is not in writing, Tenant may deliver a reasonably detailed summary of the Sublease including information respecting the length of the term and the amount of rent and other charges payable under the Sublease, which summary shall be approved by Subtenant.

         C. Tenant's obligations under the Lease shall not be affected by this Consent.

         D. Landlord shall be entitled to receive profits derived by Tenant from this subletting in accordance with the provisions of the Lease.

         E. The provisions of the Lease respecting assignment and subletting are not waived with respect to future assignments and sublettings.

         F. Subtenant is not claiming any interest in a right belonging solely to Tenant pursuant to the Lease.

         G. The Lease is in full force and effect and that Landlord is not in breach of any provision of the Lease.

         H. That if the Sublease terminates by reason of a termination of the Lease, Landlord may, at its option, by delivering written notice to Subtenant, assume the obligation of Tenant under the Sublease in which event Subtenant shall recognize Landlord as if it were Sublandlord under the Sublease.

IV.  SUBTENANT'S PRINCIPAL PLACE OF BUSINESS.

The address of Subtenant's principal place of business is:

50 Technology Drive
Irvine, CA 92718

V.  GENERAL.

         A. EFFECT OF SUBLETTING. The Lease and Tenant's obligations to Landlord shall not be deemed to have been modified by this Consent.

         B. ENTIRE AGREEMENT. This Consent embodies the entire understanding between Landlord, Tenant and Subtenant with respect to the subletting and can be changed only by an instrument in writing signed by the party against whom enforcement is sought.

         C. COUNTERPARTS. If this Consent is executed in counterparts, each is hereby declared to be an original; all, however, shall constitute but one in the same Consent. In any action or proceeding, any photographic, photostatic, or other copy of this Consent may be introduced into evidence without foundation.

         D. DEFINED TERMS. All words commencing with initial capital letters in this Consent and defined in the Lease shall have the same meaning in this Consent as in the Lease.

         E. CORPORATE AND PARTNERSHIP AUTHORITY. If Tenant is a corporation or partnership, or is comprised of either or both of them, each individual executing this Consent for the corporation or partnership represents that he or she is duly authorized to execute and deliver this Consent on behalf of the corporation or partnership and that this Consent is binding upon the corporation or partnership in accordance with its terms.

         F. ATTORNEYS' FEES. The provisions of the Lease respecting payment of attorneys' fees shall also apply to this Consent to Subletting.

VI.  EXECUTION.

         Landlord, Tenant and Subtenant have entered into this Consent as of the date set forth in "I. PARTIES AND DATE" above.

TENANT:                                       LANDLORD:

BIRTCHER MEDICAL SYSTEMS, INC.                THE IRVINE COMPANY,
a California corporation                      a Michigan corporation
By: __________________                        By:  ____________________
Name: ________________                        Clarence W. Barker, President
Title: _________________                      Irvine Industrial Company, a

                                              division of The Irvine Company

By: ___________________                       By:_____________________
Name: _________________                       John C. Tsu,
Title: __________________                     Assistant Secretary

SUBTENANT:

RAINBOW TECHNOLOGIES INC.,

a Delaware corporation

By: _________________________
Name: ______________________
Title: _______________________

By: ________________________
Name: ______________________
Title: _______________________

  Grubb & Ellis Company
  Commercial Real Estate Services
  State of California

                   SALE/LEASE AMERICANS WITH DISABILITIES ACT
                       AND HAZARDOUS MATERIALS DISCLOSURE

  The United States Congress has enacted the Americans With Disabilities Act. Among other things, this act is intended to make many business establishments equally accessible to persons with a variety of disabilities; modifications to real property may be required. State and local laws also may mandate changes. The real estate brokers in this transaction are not qualified to advise you as to what, if any, changes may be required now, or in the future. Owners and tenants should consult the attorneys and qualified design professionals of their choice for information regarding these matters. Real estate brokers cannot determine which attorneys or design professionals have the appropriate expertise in this area.

  Various construction materials may contain items that have been or may be in the future be determined to be hazardous (toxic) or undesirable and may need to be specifically treated/handled or removed. For example, some transformers and other electrical components contain PCB's, and asbestos has been used in components such as fire-proofing, heating and cooling systems, air duct insulation, spray-on and tile acoustical materials, linoleum, floor tiles, roofing, dry wall and plaster. Due to prior or current uses of the Property or in the area, the Property may have hazardous or undesirable metals, minerals, chemicals, hydrocarbons, or biological or radioactive items (including electric and magnetic fields) in soils, water, building components, above or below ground containers or elsewhere in areas that may or may not be accessible or noticeable. Such items may leak or otherwise be released. Real estate agents have no expertise in the detection or correction of hazardous or undesirable items. Expert inspections are necessary . Current or future laws may require clean up by past. present and/or future owners and/or operators. It is the responsibility of the Seller/Lessor and Buyer/Tenant to retain qualified experts to detect and correct such matters and to consult with legal counsel of their choice to determine what provisions, if any, they may wish to include in transaction documents regarding the Property.

  To the best of Seller/Lessor's knowledge, Seller/Lessor has attached to this Disclosure copies of all existing surveys and reports known to Seller/Lessor regarding asbestos and other hazardous materials and undesirable substances related to the Property. Sellers/Lessors are required under California Health and Safety Code Section 25915 et seq. to disclose reports and surveys regarding asbestos to certain persons, including their employees, contractors, co-owners, purchasers and tenants. Buyers/Tenants have similar disclosure obligations. Sellers/Lessors and Buyers/Tenants have additional hazardous materials disclosure responsibilities to each other under California Health and Safety

  Code Section 25359.7 and other California laws. Consult your attorney regarding this matter. Grubb & Ellis Company is not qualified to assist you in this matter or provide you with other legal or tax advice.

  SUBLESSOR                               SUBLESSEE

  By: ____________________                By: ________________________
  Title: ___________________              Title: _______________________
  Date: ___________________               Date: _______________________